EXHIBIT 4

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated as of May  25 , 2007.

Lispenard Street Credit (Master), Ltd.
By: DiMaio Ahmad Capital LLC, its investment manager

By: /s/ W. Wesley Higgins
Name: W. Wesley Higgins
Title: Chief Operating Officer

Pond View Credit (Master), L.P.
By: DiMaio Ahmad Capital LLC, its investment manager

By: /s/ W. Wesley Higgins
Name: W. Wesley Higgins
Title: Chief Operating Officer

DiMaio Ahmad Capital LLC

By: DiMaio Ahmad Management LLC, its management member

By: /s/ Jack DiMaio
Name: Jack DiMaio
Title: Authorized Person

DiMiao Ahmad Management LLC

By: /s/ Jack DiMaio
Name: Jack DiMaio
Title: Authorized Person

Jack DiMaio

              /s/ Jack DiMaio________

Nasser Ahmad

             /s/ Nasser Ahmad_______